Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:	Chapter 11

Winn-Dixie Stores, Inc., et al.	Case No. 05-03817-3F1

(Jointly Administered)
MONTHLY OPERATING STATEMENT FOR THE
PERIOD FROM APRIL 6, 2006 TO MAY 3, 2006

DEBTORS’ ADDRESS:	WINN-DIXIE STORES, INC.
5050 EDGEWOOD COURT
JACKSONVILLE, FL 32254-3699

DEBTORS’ ATTORNEYS:	SKADDEN, ARPS, SLATE, MEAGHER
& FLOM, LLP
ATTN: D.J. BAKER
FOUR TIMES SQUARE
NEW YORK, NY 10036

SMITH HULSEY & BUSEY
ATTN: STEPHEN D. BUSEY
225 WATER STREET
SUITE 1800
JACKSONVILLE, FL 32202

REPORT PREPARER:	WINN-DIXIE STORES, INC.

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTOR

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: May 23, 2006	/s/ Bennett L. Nussbaum
Bennett L. Nussbaum
Senior Vice President and Chief Financial Officer

Indicate if this is an amended statement by checking here	AMENDED STATEMENT _________

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

PAGE
Financial Statements as of and for the four weeks ended May 3, 2006:

Condensed Consolidated Balance Sheet (Unaudited)	1

Condensed Consolidated Statement of Operations (Unaudited)	2

Condensed Consolidated Statement of Cash Flows (Unaudited)	3

Notes to Condensed Consolidated Financial Statements (Unaudited)	4

Schedule:

Schedule 1: Total Disbursements by Filed Legal Entity	10

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

Amounts in thousands	May 3, 2006
ASSETS
Current assets:
Cash and cash equivalents	$156,314
Marketable securities	14,262
Trade and other receivables, less allowance for doubtful accounts of $8,936	155,838
Insurance claims receivable	44,652
Income tax receivable	30,382
Merchandise inventories, less LIFO reserve of $155,205	470,261
Prepaid expenses and other current assets	44,876

Total current assets	916,585

Property, plant and equipment, net	525,805
Other assets, net	116,617

Total assets	$1,559,007

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Current borrowings under DIP Credit Facility	$40,969
Current portion of long-term debt	230
Current obligations under capital leases	3,832
Accounts payable	225,372
Reserve for self-insurance liabilities	90,355
Accrued wages and salaries	76,642
Accrued rent	29,677
Accrued expenses	112,115

Total current liabilities	579,192

Reserve for self-insurance liabilities	143,911
Long-term debt	184
Obligations under capital leases	4,672
Other liabilities	15,980

Total liabilities not subject to compromise	743,939

Liabilities subject to compromise	1,180,520

Total liabilities	1,924,459

Shareholders’ deficit:
Common stock	141,858
Additional paid-in-capital	34,125
Accumulated deficit	(507,126)
Accumulated other comprehensive loss	(34,309)

Total shareholders’ deficit	(365,452)

Total liabilities and shareholders’ deficit	$1,559,007

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

Amounts in thousands	Four weeks ended May 3, 2006
Net sales	$575,138
Cost of sales, including warehouse and delivery expenses	422,773

Gross profit on sales	152,365
Other operating and administrative expenses	161,016
Restructuring charges	2,783

Operating loss	(11,434)
Interest expense, net	265

Loss before reorganization items and income taxes	(11,699)
Reorganization items, net expense	3,054
Income tax expense	—

Net loss from continuing operations	(14,753)

Discontinued operations:
Loss from discontinued operations	(8,177)
Loss on disposal of discontinued operations	(58,829)
Income tax expense	—

Net loss from discontinued operations	(67,006)

Net loss	$(81,759)

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

Amounts in thousands	Four weeks ended May 3, 2006
Cash flows from operating activities:
Net loss	$(81,759)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on sales of assets, net	1,914
Reorganization items, net expense	3,054
Depreciation and amortization	8,007
Stock compensation plans	546
Change in operating assets and liabilities:
Trade and other receivables	10,482
Merchandise inventories	23,628
Prepaid expenses and other current assets	(4,023)
Accounts payable	(1,207)
Reserve for self-insurance liabilities	1,327
Lease liability on closed facilities	63,284
Income taxes receivable	(16)
Defined benefit plan	(89)
Other accrued expenses	3,829

Net cash provided by operating activities before reorganization items	28,977
Cash effect of reorganization items	(5,576)

Net cash provided by operating activities	23,401

Cash flows from investing activities:
Purchases of property, plant and equipment	(2,840)
Decrease in investments and other assets	3,273
Proceeds from sales of assets	1,237
Purchases of marketable securities	(251)
Sales of marketable securities	1,264
Other	(1,859)

Net cash used in investing activities	824

Cash flows from financing activities:
Gross borrowings on DIP Credit Facility	1,056
Gross payments on DIP Credit Facility	(639)
Principal payments on long-term debt	(18)
Principal payments on capital lease obligations	(118)
Other	94

Net cash provided by financing activities	375

Increase in cash and cash equivalents	24,600
Cash and cash equivalents at beginning of period	131,714

Cash and cash equivalents at end of period	$156,314

See accompanying notes to condensed consolidated financial statements (unaudited).

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

1.	Background and Basis of Presentation: Winn-Dixie Stores, Inc. (“Winn-Dixie”) and its subsidiaries (collectively, the “Company”) operate as a major food retailer in five states in the southeastern United States and The Bahamas. On February 21, 2005 (the “Petition Date”), Winn-Dixie and 23 of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11 of the federal bankruptcy laws (“Chapter 11” or “Bankruptcy Code”) in the United States Bankruptcy Court. The filing did not include the Company’s operations in The Bahamas. The cases are being jointly administered by the United States Bankruptcy Court for the Middle District of Florida (the “Court”) under the caption “In re: Winn-Dixie Stores, Inc., et al., Case No. 05-03817-3F1.”

The financial statements of the Debtors were presented on a combined basis, which is consistent with consolidated financial statements. Solely for the purposes of this monthly operating report (“MOR”), the accounts of Winn-Dixie and its subsidiaries are included in the accompanying unaudited condensed consolidated financial statements including the subsidiaries that did not file petitions under Chapter 11 of the Bankruptcy Code, W-D Bahamas Ltd. (and its direct and indirect subsidiaries) and WIN General Insurance, Inc. (the “Non-Filing Entities”). As of and for the four-week period ended May 3, 2006, the Non-Filing Entities were not significant to the consolidated results of operations, financial position or cash flows of the Debtors. All significant intercompany transactions and accounts were eliminated in consolidation. The Company’s reporting cycle is on a fiscal period basis, each comprised of four weeks.

The information in this MOR was prepared on a “going concern” basis, which assumes that the Company will continue in operation for the foreseeable future and will realize its assets and discharge its liabilities in the ordinary course of business. Due to the Chapter 11 filings, such realization of assets and liquidation of liabilities are subject to a significant number of uncertainties. Specifically, the Condensed Consolidated Financial Statements do not include all necessary adjustments to present: (a) the realizable value of assets on a liquidation basis or the availability of such assets to satisfy liabilities, (b) the amount that will ultimately be paid to settle allowed liabilities and contingencies or (c) the effect of any changes that may be made in connection with the Company’s capitalization or operations as a result of a plan of reorganization.

In accordance with Statement of Position 90-7 (“SOP 90-7”) “Financial Reporting by Entities in Reorganization under the Bankruptcy Code,” pre-petition liabilities subject to compromise are segregated in the unaudited consolidated balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims. Revenues, expenses, realized gains and losses, and provisions for losses that result from the reorganization are reported separately as reorganization items in the unaudited consolidated statement of operations. Net cash used for reorganization items is disclosed separately in the unaudited consolidated statement of cash flows.

These unaudited condensed consolidated financial statements are not intended to present fairly the financial position of the Company as of May 3, 2006, or the results of its operations or its

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

cash flows for the four weeks then ended in conformity with generally accepted accounting principles (“GAAP”), because they do not include all of the information and footnote disclosures required by GAAP for complete financial statements. In the opinion of management, all disclosures necessary for an informative presentation are included herein. The information contained in this MOR (1) has not been audited or reviewed by independent accountants, (2) is limited to the time period indicated and (3) is not intended to reconcile to the consolidated financial statements filed or to be filed by Winn-Dixie Stores, Inc. with the SEC on Forms 10-K and 10-Q.

Preparation of the MOR requires management to make estimates and assumptions about future events that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The Company cannot determine future events and their effects with certainty, particularly while the Chapter 11 cases are proceeding. Therefore, the determination of estimates requires the exercise of judgment based on various assumptions, and other factors such as historical experience, current and expected economic conditions, and in some cases, actuarial calculations. The Company constantly reviews these significant factors and makes adjustments when appropriate.

The consolidated statement of operations and cash flows for any interim period are not necessarily indicative of the results that may be expected for a full quarter, full year, or any future interim period. While every effort has been made to assure the accuracy and completeness of this MOR, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend the MOR as necessary. In particular, the Company is in the process of reconciling its pre-petition and post-petition liabilities, and such amounts are subject to reclassification and/or adjustment in the future.

For the reasons discussed above, the Company cautions readers not to place undue reliance upon information contained in the MOR. For further information, refer to the consolidated financial statements and footnotes thereto included in the Annual Report on Form 10-K for the fiscal year ended June 29, 2005, the Quarterly Reports on Form 10-Q for the fiscal quarters ended September 21, 2005, January 11, 2006 and April 5, 2006 and other filings with the SEC.

2.	Proceedings Under Chapter 11 of the Bankruptcy Code: The Company currently operates the business as debtors-in-possession pursuant to the Bankruptcy Code. As debtors-in-possession, it is authorized to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the approval of the Court, after notice and an opportunity for a hearing. Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. The ultimate recovery by creditors and shareholders, if any, will not be determined until confirmation and implementation of a plan of reorganization. No assurance can be given as to what recoveries, if any, will be assigned in the bankruptcy proceedings to each of these constituencies. While the Company believes its business plan shows that it will be able to reorganize successfully, it also believes

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

that there is no substantial likelihood of a meaningful recovery for existing shareholders under a plan of reorganization. A plan of reorganization could also result in holders of the Company’s unsecured debt receiving less, and potentially substantially less, than payment in full for their claims. Ultimately, the value of the Company’s common stock, if any, will be determined upon the confirmation of a plan of reorganization. The Company’s objective is to negotiate a plan of reorganization that maximizes recoveries for all constituencies and is confirmable under the Bankruptcy Code. Because of such possibilities, the value of the Company’s common stock and unsecured debt is highly speculative.

3.	DIP Credit Facility: Subsequent to the Petition Date, the Court authorized Winn-Dixie Stores, Inc. and five specified debtor subsidiaries to enter into the DIP Credit Facility for payment of permitted pre-petition claims, working capital needs, letters of credit and other general corporate purposes. The obligations under the DIP Credit Facility are guaranteed by all of the Debtors and are secured by a lien on assets of the Debtors, which lien has senior priority with respect to substantially all such assets and by a super-priority administrative expense claim in each of the Chapter 11 cases. The $800.0 million DIP Credit Facility is a revolving credit facility that includes a $300.0 million letter of credit sub-facility and a $40.0 million term loan. This MOR contains only a general description of the terms of the DIP Credit Facility and is qualified in its entirety by reference to the full DIP Credit Facility (filed as Exhibit 10.2 to the Current Report on Form 8-K filed February 24, 2005), the first amendment to the DIP Credit Facility dated March 31, 2005 (filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the quarter ended April 6, 2005), the second amendment to the DIP Credit Facility dated July 29, 2005 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on August 9, 2005), the third amendment to the DIP Credit Facility dated January 31, 2006 (filed as Exhibit 10.1 to the Current Report on Form 8-K filed on February 6, 2006) and the fourth amendment to the DIP Credit Facility dated March 17, 2006 (filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q for the quarter ended April 5, 2006). The following capitalized terms have specific meanings as defined in the DIP Credit Facility, as amended: Agent, Borrowing Base, Reserves, Excess Availability and EBITDA.

At the Company’s option, interest on the revolving and term loans under the DIP Credit Facility is based on LIBOR or the bank’s prime rate plus an applicable margin. The applicable margin varies based upon the underlying rate and the amount drawn on the facility in relation to the underlying collateral. In addition, there is an unused line fee of 0.375%, a sub-facility letter of credit fee of 1.0%, a standby letter of credit fee of 1.75%, and a letter of credit fronting fee of 0.25%. The DIP Credit Facility contains various representations, warranties and covenants of the Debtors that are customary for such financings, including among others, reporting requirements and financial covenants. The financial covenants include tests of cash receipts, cash disbursements and inventory levels as compared with the rolling 12-week cash forecast provided to the bank group, and EBITDA and capital expenditures tests as compared to monthly projections. At all times, Excess Availability is not permitted to fall below $100.0 million, effectively reducing borrowing availability. As of May 3, 2006, the Company was in compliance with these covenants. Borrowing availability was $138.8 million, as summarized below:

May 3, 2006
Lesser of Borrowing Base or DIP Credit Facility capacity (net of Reserves of $242,800, including $219,573 related to outstanding letters of credit)	$279,730
Outstanding borrowings	(40,969)

Excess Availability	238,761
Limitation on Excess Availability	(100,000)

Borrowing availability	$138,761

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

As shown in the table above, availability under the DIP Credit Facility is determined net of Reserves, which are subject to revision by the Agent under the DIP Credit Facility to reflect events or circumstances that adversely affect the value of the Borrowing Base assets. Accordingly, a determination by the Agent to increase Reserves would reduce availability.

4.	Reclassifications: Certain operating items originally reported in the MORs for the periods from February 22, 2005 to April 5, 2006 may have been reclassified in the current period.

5.	Discontinued Operations: During the fiscal quarter ended April 5, 2006, the Company announced the exit, by sale or closure, of 35 stores, all of which were closed during the 4 weeks ended May 3, 2006. The Company determined that 31 of these stores met the criteria to be classified as discontinued operations as of May 3, 2006. Accordingly, the results of operations of these 31 stores have been reported in this MOR as a component of loss from discontinued operations; they were reported in prior MORs in continuing operations. Concurrently, $57.2 million of lease termination costs related to these stores was recognized as a loss on disposal of discontinued operations.

6.	Significant Accounting Policies: The significant accounting policies are consistent with those listed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2005 and Quarterly Reports on Forms 10-Q for the fiscal quarters ended September 21, 2005, January 11, 2006 and April 5, 2006.

7.	Cash: As of May 3, 2006, cash consists of cash in stores and ATMs of $7.6 million, cash held in accounts of Non-Filing Entities of $12.1 million and operating cash of $136.6 million.

8.	Liabilities Subject to Compromise: Under the Bankruptcy Code, actions to collect pre-petition indebtedness, as well as most other pending litigation, are stayed and other contractual obligations against the Debtors generally may not be enforced. The rights of and ultimate payments by the Company under pre-petition obligations will be addressed in any plan of reorganization and may be substantially altered. Pre-petition liabilities subject to compromise are segregated in the balance sheet and classified as liabilities subject to compromise, at management’s estimate of the amount of allowable claims.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

As of May 3, 2006, the components of liabilities subject to compromise consisted of:

May 3, 2006
Senior notes, including accrued interest	$310,540
Accounts payable	307,443
Lease liability on closed facilities and accrued rent	85,571
Claims from rejected leases	270,130
Non-qualified retirement plans	116,398
General liability claims	64,086
Other liabilities	26,352

Liabilities subject to compromise	$1,180,520

Non-qualified retirement plans consisted of the liability related to the Company’s management security plan, a non-qualified defined benefit plan, in the amount of $100.0 million and the liability related to the Company’s deferred compensation supplemental retirement plan in the amount of $16.4 million.

Under the Bankruptcy Code, the Debtors generally must assume or reject pre-petition executory contracts, including but not limited to real property leases, subject to the approval of the Court and certain other conditions. In this context, “assumption” means that the Company agrees to perform its obligations and cure all existing defaults under the contract or lease, and “rejection” means that it is relieved from its obligations to perform further under the contract or lease, but is subject to a pre-petition claim for damages for the breach thereof subject to certain limitations. Any damages resulting from rejection of executory contracts that are permitted to be recovered under Chapter 11 will be treated as liabilities subject to compromise unless such claims were secured prior to the Petition Date.

Since the Petition Date, the Company has received Court approval to reject a number of leases and other executory contracts of various types. The Company is reviewing all of its executory contracts and unexpired leases to determine which additional contracts and leases it will reject. The Company’s deadline to assume or reject each of its real property leases has been extended for a majority of leases to the effective date of a plan of reorganization. The Company expects that additional liabilities subject to compromise will arise due to rejection of executory contracts, including leases, and from the determination of the Court (or agreement by parties in interest) of allowed claims for contingencies and other disputed amounts. The Company also expects that the assumption of additional executory contracts and unexpired leases will convert certain of the liabilities shown on the accompanying financial statements as subject to compromise to post-petition liabilities. Due to the uncertain nature of many of the potential claims, the Company cannot project the magnitude of such claims with any degree of certainty.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Dollar amounts in thousands except per share data, unless otherwise stated

9.	Reorganization items, net: Reorganization items, net, represents amounts incurred as a direct result of the Chapter 11 filings and was comprised of the following:

Four weeks ended May 3, 2006
Professional fees	$2,559
Employee costs	401
Other	94

Reorganization items, net	$3,054

10.	Income taxes: The Company has established a valuation allowance for substantially all of its deferred tax assets since, after considering the information available, it was determined that it was more likely than not that the deferred tax assets would not be realized. Earnings or losses will not be tax-effected until such time as the realization of future tax benefits can be reasonably assured. Accordingly, the Company did not record any tax benefit or expense during the four weeks ended May 3, 2006.

WINN-DIXIE STORES, INC., et al.

CASE NO. 05-03817-3F1

JOINTLY ADMINISTERED

Schedule 1: Total Disbursements by Filed Legal Entity for the four weeks ended May 3, 2006 (Unaudited)

Amounts in thousands

Legal Entity	Case No.	Disbursements
Winn-Dixie Stores, Inc.	05-03817	$387,537
Dixie Stores, Inc.	05-03818	—
Table Supply Food Stores Co., Inc.	05-03819	—
Astor Products, Inc.	05-03820	—
Crackin’ Good, Inc.	05-03821	—
Deep South Distributors, Inc.	05-03822	—
Deep South Products, Inc.	05-03823	2,907
Dixie Darling Bakers, Inc.	05-03824	—
Dixie-Home Stores, Inc.	05-03825	—
Dixie Packers, Inc.	05-03826	—
Dixie Spirits, Inc.	05-03827	141
Economy Wholesale Distributors, Inc.	05-03828	—
Foodway Stores, Inc.	05-03829	—
Kwik Chek Supermarkets, Inc.	05-03830	—
Sunbelt Products, Inc.	05-03831	—
Sundown Sales, Inc.	05-03832	—
Superior Food Company	05-03833	—
WD Brand Prestige Steaks, Inc.	05-03834	—
Winn-Dixie Handyman, Inc.	05-03835	—
Winn-Dixie Logistics, Inc.	05-03836	12,142
Winn-Dixie Montgomery, Inc.	05-03837	40,893
Winn-Dixie Procurement, Inc.	05-03838	236,949
Winn-Dixie Raleigh, Inc.	05-03839	4,486
Winn-Dixie Supermarkets, Inc.	05-03840	221

Total Disbursements		$685,276

The obligations of Winn-Dixie Stores, Inc. and its affiliated debtors are paid by and through Winn-Dixie Stores, Inc. notwithstanding the fact that certain obligations may technically be obligations of one or more of the affiliated debtors. Every effort has been made to accurately represent the disbursements made on behalf of each affiliated debtor.